UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 30,  2009

Merix Corporation
(Exact name of registrant as specified in its charter)

Oregon	1-33752	93-1135197
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

15725 SW Greystone Court Suite 200 Beaverton, Oregon	97006
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (503) 716-3700

N/A
(Former name or former address if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

On December 30, 2009, Merix Asia Limited, a subsidiary of Merix Corporation, an Oregon corporation (“Merix”), entered into a Provisional Agreement for Assignment of Lease (the “Agreement”) with HKCOLO Limited (the “Purchaser“) pursuant to which the land lease rights and real property comprising Merix' vacated Hong Kong manufacturing and administrative facilites will be transferred to the Purchaser .  The purchase price to be paid to Merix in accordance with the Agreement totals HK$85.8 million, or approximately US$11.1 million.

The completion of the transaction is subject to approval by the land lessor and completion of required financing by the Purchaser and is expected to occur in the spring of 2010.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

99.1	Press release dated January 4, 2010.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Merix Corporation (Registrant)
Date: January 6, 2010	By:	/s/ Kelly E. Lang
Kelly E. Lang
Executive Vice President, Finance and Chief Financial Officer